TOUCHSTONE FUNDS GROUP TRUST
                         AMENDED AND RESTATED RULE 18F-3
                               MULTIPLE CLASS PLAN

      Touchstone Funds Group Trust (the "Trust"), formerly operating under the name "Constellation Funds," a registered investment company that currently consists of a number of separately managed funds, has elected to rely on Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), in offering multiple classes of units of beneficial interest ("Shares") in each fund as set forth on Schedule A hereto (each a "Fund" and together the "Funds") to persons who may from time to time beneficially own Shares ("Shareholders"). The Board Trustees of the Trust (the "Trustees") may add Funds to and/or delete Funds from Schedule A, or discontinue the offering of classes of Shares of the Funds, from time to time.

A. ATTRIBUTES OF SHARE CLASSES

1. The rights of each class of shares of the Funds shall be as set forth in the respective Certificate of Class Designation for each class (each a "Certificate") as each such Certificate is approved by the Trustees and attached hereto as an Exhibit.

2. With respect to each class of shares created hereunder, each share of a Fund will represent an equal pro rata interest in the Fund and will have identical terms and conditions, except that: (i) each new class will have a different class name (or other designation) that identifies the class as separate from any other class; (ii) each class will be offered and sold only to investors meeting the qualifications set forth in the Certificate and disclosed in the Trust's Prospectus; (iii) each class will separately bear any distribution fees that are payable in connection with a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act (a "12b-1 Plan"), and separately bear any other service fees that are payable under any service agreement entered into with respect to that class which are not contemplated by or within the scope of the 12b-1 Plan; (iv) each class may bear, consistent with rulings and other published statements of position by the Internal Revenue Service, the expenses of the Fund's operations which are directly attributable to such class ("Class Expenses"); and (v) Shareholders of each class will have exclusive voting rights regarding any matter submitted to Shareholders that relates solely to such class (such as a 12b-1 Plan or service agreement relating to such class), and will have separate voting rights on any matter submitted to Shareholders in which the interests of that class differ from the interests of any other class.

B. EXPENSE ALLOCATIONS

      With respect to each Fund, the expenses of each class shall be allocated as follows: (i) any fees relating to a particular class of shares associated with a 12b-1 Plan or service fees relating to a particular class of shares are (or will be) borne exclusively by that class; (ii) any incremental transfer agency fees relating to a particular class are (or will be) borne exclusively by that class; and (iii) Class Expenses relating to a particular class are (or will be) borne exclusively by that class.

      Non-class specific expenses shall be allocated in accordance with Rule 18f-3(c).

C.       AMENDMENT OF PLAN; PERIODIC REVIEW

      This Plan must be amended to properly describe (through additional Exhibits hereto) each new class of shares upon its approval by the Trustees.

      The Trustees, including a majority of the Trustees who are not "interested persons" of the Trust as defined in the 1940 Act, must review this Plan at least annually for its continued appropriateness, and must approve any material amendment of the Plan as it relates to any class of any Fund covered by the Plan. In approving any material amendment to the Plan, the Trustees, including a majority of the Trustees who are not interested persons of the Trust, must find that the amendment is in the best interests of each class individually and the Trust as a whole.

                                   SCHEDULE A
                                     TO THE
                         AMENDED AND RESTATED RULE 18F-3
                               MULTIPLE CLASS PLAN


TOUCHSTONE FUNDS GROUP TRUST

The Trust's Funds and Classes thereof that are currently offered are listed below:

------------------------------------------------------------------------------------------------------------------------------
FUNDS                                                CLASS I    CLASS A    CLASS C    CLASS Y    CLASS Z     INSTITUTIONAL
------------------------------------------------------------------------------------------------------------------------------
Touchstone Healthcare and Biotechnology Fund                       x          x
------------------------------------------------------------------------------------------------------------------------------
Touchstone Small Cap Value Opportunities Fund                                                       x
------------------------------------------------------------------------------------------------------------------------------
Touchstone Value Opportunities Fund                                x          x                     x
------------------------------------------------------------------------------------------------------------------------------
Touchstone Diversified Small Cap Value Fund                        x          x                     x
------------------------------------------------------------------------------------------------------------------------------
Touchstone Clover Core Fixed Income Fund                x
------------------------------------------------------------------------------------------------------------------------------
Touchstone Ultra Short Duration Fixed Income Fund                                                   x
------------------------------------------------------------------------------------------------------------------------------
Touchstone Short Duration Fixed Income Fund                                                         x
------------------------------------------------------------------------------------------------------------------------------
Touchstone Mid Cap Fund                                            x          x                     x              x*
------------------------------------------------------------------------------------------------------------------------------
Touchstone Sands Capital Select Growth Fund                                              x          x
------------------------------------------------------------------------------------------------------------------------------
Touchstone Premium Yield Equity Fund                               x          x          x
------------------------------------------------------------------------------------------------------------------------------
Touchstone International Growth Fund                               x          x          x
------------------------------------------------------------------------------------------------------------------------------

* Effective November 13, 2008, Class Y Shares of the Touchstone Mid Cap Fund were renamed as Institutional Shares.

                                    EXHIBIT A

                          TOUCHSTONE FUNDS GROUP TRUST
                    AMENDED CERTIFICATE OF CLASS DESIGNATION

                                 CLASS I SHARES

1.    Class-Specific Distribution Arrangements; Other Expenses.

      Class I Shares are sold without a sales charge and are not subject to Rule 12b-1 or shareholder servicing fees.

2.    Eligibility of Purchasers

      Class I Shares of all Funds require a minimum initial investment of $2,500 and are available to individual investors and to certain institutional investors investing for their own or their customer's account.

3.    Exchange Privileges

      Class I Shares of each Fund may be exchanged for Class I Shares of each other Fund of the Trust in accordance with the procedures disclosed in the Fund's Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.    Voting Rights

      Each Class I shareholder will have one vote for each full Class I Share held and a fractional vote for each fractional Share held. Class I Shareholders will have exclusive voting rights regarding any matter submitted to Shareholders that relates solely to Class I (such as a distribution plan or service agreement relating to Class I), and will have separate voting rights on any other matter submitted to Shareholders in which the interests of Class I Shareholders differ from the interests of holders of any other class.

5.    Conversion Rights

      Class I Shares do not have a conversion feature.

6.    Redemption Fee

      Class I Shares may be subject to a redemption fee as disclosed in the Fund's Prospectus.

                                    EXHIBIT B

                          TOUCHSTONE FUNDS GROUP TRUST
                    AMENDED CERTIFICATE OF CLASS DESIGNATION

                                 CLASS A SHARES

1.    Class-Specific Distribution and Servicing Arrangements; Other Expenses.

      Class A Shares shall be offered at the then-current net asset value plus a front-end sales charge. The front-end sales charge shall be in such amount as is disclosed in a Fund's Prospectus and shall be subject to such reductions for larger purchasers and such waivers or reductions as are disclosed in a Fund's Prospectus supplement. Class A shares are subject to Rule 12b-1 distribution plan payments under the Class A Shares Distribution Plan (the "Plan") payable to the Fund's principal underwriter (the "Distributor"). Payments may be made under the Plan up to, but not exceeding, Twenty-Five basis points (0.25%) for distribution payments.

2.    Rule 12b-1 Distribution Plan

      The Distributor may use the payments under the Plan for (i) compensation for its services in connection with distribution assistance; or (ii) payments to financial institutions and intermediaries such as banks, savings and loan associations, insurance companies and investment counselors, broker-dealers, mutual fund supermarkets and the Distributor's affiliates and subsidiaries as compensation for services or reimbursement of expenses incurred in connection with distribution assistance.

3.    Eligibility of Purchasers

      Class A Shares require a minimum initial investment of $2,500 and are available to individual investors who purchase shares through financial institutions or intermediaries.

4.    Exchange Privileges

      Class A Shares of each Fund may be exchanged for Class A Shares of each other Fund of the Trust in accordance with the procedures disclosed in the Fund's Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

5.    Voting Rights

      Each Class A shareholder will have one vote for each full Share held and a fractional vote for each fractional Share held. Class A Shareholders will have exclusive voting rights regarding any matter submitted to Shareholders that relates solely to Class A (such as a distribution plan or service agreement), and will have separate voting rights on any other matter submitted to Shareholders in which the interests of the Class A Shareholders differ from the interests of holders of any other class.

6.    Conversion Rights

      Class A Shares do not have a conversion feature.

7.    Redemption Fee

      Class A Shares may be subject to a redemption fee as disclosed in the Fund's Prospectus.

                                    EXHIBIT C

                          TOUCHSTONE FUNDS GROUP TRUST
                        CERTIFICATE OF CLASS DESIGNATION

                                 CLASS C SHARES

1.    Class-Specific Distribution and Servicing Arrangements; Other Expenses.

      Class C Shares are sold without a sales charge, but are subject to Rule 12b-1 distribution plan payments, shareholder servicing fees, or a combination thereof, under the Class C Shares Distribution and Shareholder Services Plan (the "Plan") payable to the Fund's principal underwriter (the "Distributor") . Payments may be made under the Plan up to, but not exceeding, One Hundred basis points (1.00%) in the aggregate, with Twenty-Five basis points (0.25%) for shareholder service fees and Seventy-Five basis points (0.75%) for distribution payments. Class C Shares are offered subject to a contingent deferred sales charge ("CDSC") in such amount as is disclosed in a Fund's Prospectus, which may waived or reduced as disclosed in a Fund's Prospectus or statement of additional information.

2.    Rule 12b-1 Distribution Plan

      The Distributor may use the payments under the Plan for (i) compensation for its services in connection with distribution assistance; or (ii) payments to financial institutions and intermediaries such as banks, savings and loan associations, insurance companies and investment counselors, broker-dealers, mutual fund supermarkets and the Distributor's affiliates and subsidiaries as compensation for services or reimbursement of expenses incurred in connection with distribution assistance.

3.    Shareholder Services Plan

      The Distributor may use payments under the Plan to provide or enter into written agreements with service providers ("Service Providers") who will provide one or more of the following shareholder services: (i) maintaining accounts relating to Shareholders that invest in Shares; (ii) arranging for bank wires;
(iii) responding to client inquiries relating to the services performed by Touchstone and /or Service Providers; (iv) responding to inquiries from Shareholders concerning their investment in Shares; (v) assisting Shareholders in changing dividend options, account designations and addresses; (vi) providing information periodically to Shareholders showing their position in Shares; (vii) forwarding shareholder communications from the Funds such as proxies, shareholder reports, annual reports, and dividend distribution and tax notices to Shareholders; (viii) processing purchase, exchange and redemption requests from Shareholders and placing orders with the Funds or its Service Providers;
(ix) processing dividend payments from the Funds on behalf of Shareholders; and
(x) providing such other similar services as the Fund may reasonably request to the extent that the Distributor and/or Service Provider is permitted to do under applicable laws or regulations. The Distributor and/or Service Providers may also use this fee for payments to financial institutions and intermediaries such as banks, savings and loan associations, insurance companies and investment counselors, broker-dealers, mutual fund supermarkets and the Distributor and/or Service Providers' affiliates and subsidiaries as compensation for such services as are described herein.

4.    Eligibility of Purchasers

      Class C Shares require a minimum initial investment of $2,500 and are available to individual investors who purchase shares through financial institutions or intermediaries.

5.    Exchange Privileges

      Class C Shares of each Fund may be exchanged for Class C Shares of each other Fund of the Trust in accordance with the procedures disclosed in the Fund's Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

6.    Voting Rights

      Each Class C shareholder will have one vote for each full Share held and a fractional vote for each fractional Share held. Class C Shareholders will have exclusive voting rights regarding any matter submitted to Shareholders that relates solely to Class C (such as a distribution plan or service agreement), and will have separate voting rights on any other matter submitted to Shareholders in which the interests of the Class C Shareholders differ from the interests of holders of any other class.

7.    Conversion Rights

      Class C Shares do not have a conversion feature.

8.    Redemption Fee

         Class C Shares may be subject to a redemption fee as disclosed in the Fund's Prospectus.

                                    EXHIBIT D

                          TOUCHSTONE FUNDS GROUP TRUST
                        CERTIFICATE OF CLASS DESIGNATION

                                 CLASS Y SHARES

1.    Class-Specific Distribution and Servicing Arrangements; Other Expenses.

      Class Y Shares are sold without a sales charge and are not subject to Rule 12b-1 or shareholder servicing fees.

2.    Eligibility of Purchasers

      Class Y Shares of all Funds require a minimum initial investment of $2,500 and are available to individual investors through certain financial institutions.

3.    Exchange Privileges

      Class Y Shares do not have exchange privileges.

4.    Voting Rights

      Each Class Y shareholder will have one vote for each full Class Y Share held and a fractional vote for each fractional Share held. Class Y Shareholders will have exclusive voting rights regarding any matter submitted to Shareholders that relates solely to Class Y (such as a distribution plan or service agreement relating to Class Y), and will have separate voting rights on any other matter submitted to Shareholders in which the interests of Class Y Shareholders differ from the interests of holders of any other class.

5.    Conversion Rights

      Class Y Shares do not have a conversion feature.

6.    Redemption Fee

      Class Y Shares may be subject to a redemption fee as disclosed in the Fund's Prospectus.

                                    EXHIBIT E

                          TOUCHSTONE FUNDS GROUP TRUST
                        CERTIFICATE OF CLASS DESIGNATION

                                 CLASS Z SHARES

1.    Class-Specific Distribution and Servicing Arrangements; Other Expenses.

      Class Z Shares are sold without a sales charge, but are subject to shareholder servicing fees under the Class Z Shares Shareholder Services Plan (the "Plan") payable to the Funds' advisor (the "Advisor"). Payments may be made under the Plan up to, but not exceeding, Twenty-Five basis points (0.25%).

2.    Shareholder Services Plan

      The Advisor may use payments under the Plan to provide or enter into written agreements with service providers ("Service Providers") who will provide one or more of the following shareholder services: (i) establishing and maintaining customer accounts and records; (ii) aggregating and processing purchase and redemption requests from customers and placing net purchase and redemption orders with the Funds' distributor; (iii) automatically investing customer account cash balances; (iv) providing periodic statements to their customers; (v) arranging for bank wires; (vi) answering routine customer inquiries concerning their investments in the shares offered in connection with this Plan and related distribution agreement; (vii) assisting customers in changing dividend options, account designations and addresses; (viii) performing sub-accounting functions; (ix) processing dividend payments from the Fund on behalf of customers; (x) forwarding certain shareholder communications from the Fund (such as proxies, shareholder reports and dividend, distribution and tax notices) to customers; and (xi) providing such other similar services as may be reasonably requested to the extent they are permitted to do so under applicable statutes, rules and regulations. The Advisor and/or Service Providers may also use this fee for payments to financial institutions and intermediaries such as banks, savings and loan associations, insurance companies and investment counselors, broker-dealers, mutual fund supermarkets and the Advisor and/or Service Providers' affiliates and subsidiaries as compensation for such services as are described herein.

3.    Eligibility of Purchasers

      Class Z Shares of all Funds require a minimum initial investment of $2,500 and are available to individual investors and to certain institutional investors investing for their own or their customer's account. Effective November 18, 2006, Class Z Shares will be closed to new fund direct investors; however, Class Z shareholders with accounts existing on or before November 17, 2006 are permitted to continue to invest in Class Z Shares.

4.    Exchange Privileges

      Class Z Shares may be exchanged for Class A Shares of any other Fund of the Trust, without the assessment of the applicable Class A Share front-end sales charge, in accordance with the procedures disclosed in the Fund's Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors. For Class Z Shareholders with accounts existing on or before November 17, 2006, Class Z Shares may be exchanged for Class Z Shares of any other Fund of the Trust in accordance with the procedures disclosed in the Fund's Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

5.    Voting Rights

      Each Class Z shareholder will have one vote for each full Class Z Share held and a fractional vote for each fractional Share held. Class Z Shareholders will have exclusive voting rights regarding any matter submitted to Shareholders that relates solely to Class Z (such as a distribution plan or service agreement relating to Class Z), and will have separate voting rights on any other matter submitted to Shareholders in which the interests of Class Z Shareholders differ from the interests of holders of any other class.

6.    Conversion Rights

      Class Z Shares do not have a conversion feature.

7.    Redemption Fee

      Class Z Shares may be subject to a redemption fee as disclosed in the Fund's Prospectus.

                                    EXHIBIT F

                          TOUCHSTONE FUNDS GROUP TRUST
                        CERTIFICATE OF CLASS DESIGNATION

                              INSTITUTIONAL SHARES

1.    Class-Specific Distribution and Servicing Arrangements; Other Expenses.

      Institutional Shares are sold without a sales charge and are not subject to Rule 12b-1 or shareholder servicing fees.

2.    Eligibility of Purchasers

      Institutional Shares of all Funds require a minimum initial investment of $500,000 and are available to individual investors and to certain institutional investors investing for their own or their customer's account.

3.    Exchange Privileges

      Institutional Shares do not have exchange privileges.

4.    Voting Rights

      Each Institutional shareholder will have one vote for each full Institutional Share held and a fractional vote for each fractional Share held. Institutional Shareholders will have exclusive voting rights regarding any matter submitted to Shareholders that relates solely to Institutional Shares (such as a distribution plan or service agreement relating to Institutional Shares), and will have separate voting rights on any other matter submitted to Shareholders in which the interests of Institutional Shareholders differ from the interests of holders of any other class.

5.    Conversion Rights

      Institutional Shares do not have a conversion feature.

6.    Redemption Fee

      Institutional Shares may be subject to a redemption fee as disclosed in the Fund's Prospectus.

                                      iii